UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2015

Dean Foods Company

(Exact name of registrant as specified in its charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Avenue, Suite 3400 Dallas, Texas	75204
(Address of principal executive offices)	(Zip Code)

(214) 303-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 20, 2015, Dean Foods Company (the “Company”) agreed to issue and sell $700 million in aggregate principal amount of 6.500% senior notes due 2023 (the “Notes”) at an issue price of 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, from February 25, 2015, in a private placement for resale to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and in offshore transactions pursuant to Regulation S under the Securities Act. On February 25, 2015, the Notes were issued pursuant to an indenture, dated as of February 25, 2015 (the “Indenture”), between the Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

The Notes are the Company’s senior unsecured obligations. Accordingly, the Notes rank equally in right of payment with all of the Company’s existing and future senior obligations and are effectively subordinated in right of payment to all of the Company’s existing and future secured obligations, including obligations under the Company’s senior secured credit facility and the Company’s receivables-backed facility, to the extent of the value of the collateral securing such obligations. The Notes are fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by the Company’s subsidiaries that guarantee obligations under the Company’s senior secured credit facility.

The Notes will mature on March 15, 2023 and bear interest at an annual rate of 6.500%. Interest on the Notes will accrue from February 25, 2015 and is payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2015.

The Company may, at its option, redeem all or a portion of the Notes at any time on or after March 15, 2018 at the applicable redemption prices specified in the Indenture, plus any accrued and unpaid interest to, but excluding, the applicable redemption date. The Company is also entitled to redeem up to 40% of the aggregate principal amount of the Notes before March 15, 2018 with the net cash proceeds that it receives from certain equity offerings at a redemption price equal to 106.500% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. In addition, prior to March 15, 2018, the Company may redeem all or a portion of the Notes, at a redemption price equal to 100% of the principal amount thereof, plus a “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

If the Company undergoes certain kinds of changes of control, holders of the Notes have the right to require the Company to repurchase all of any portion of such holder’s Notes at 101% of the principal amount of the Notes being repurchased, plus any accrued and unpaid interest to, but excluding, the date of repurchase.

The Indenture contains covenants that, among other things, limit the ability of the Company and its subsidiaries to: (i) create certain liens; (ii) enter into sale and lease-back transactions; (iii) assume, incur or guarantee indebtedness for borrowed money that is secured by a lien on certain principal properties (or on any shares of capital stock of the Company’s subsidiaries that own such principal property) without securing the Notes on a pari passu basis; and (iv) consolidate with or merge with or into, or sell, transfer, convey or lease all or substantially all of the properties and assets of the Company and its subsidiaries, taken as a whole, to another person. The Indenture also contains events of default which include, among others and subject in certain cases to grace and cure periods, nonpayment of principal or interest, breach of any covenant or warranty of the Company contained in the Notes or the Indenture, failure to pay certain other indebtedness, failure of any guarantee on the Notes to be enforceable, and certain events of bankruptcy or insolvency.

Upon the closing of the offering of the Notes, the Company irrevocably deposited a portion of the net proceeds from the offering in an amount sufficient to finance the redemption of all of the Company’s outstanding senior unsecured notes due 2016 (the “2016 notes”) with the trustee for the 2016 notes. The Company used the remaining net proceeds to repay a portion of the outstanding borrowings under the Company’s senior secured credit facility and receivables-backed facility.

The Notes have not been registered under the Securities Act or any state securities laws, and unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K (including the exhibits hereto) is not an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

The foregoing description of certain of the terms of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, including the form of the Notes attached as an exhibit thereto, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

On February 25, 2015, the Company and The Bank of New York Mellon Trust Company, as trustee, entered into a Satisfaction and Discharge of Indenture (the “Satisfaction and Discharge”) with respect to the indenture governing the

2016 notes (the “2016 Notes Indenture”). The Satisfaction and Discharge, among other things, discharged the 2016 Notes Indenture and the obligations of the Company and the guarantors thereunder (subject to limited exceptions) and released all of the liens securing obligations under the 2016 Notes Indenture, the 2016 notes and related guarantees.

The foregoing description of certain of the terms of the Satisfaction and Discharge does not purport to be complete and is qualified in its entirety by reference to the full text of the Satisfaction and Discharge, which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of February 25, 2015, between Dean Foods Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Satisfaction and Discharge of Indenture, dated as of February 25, 2015, between Dean Foods Company and The Bank of New York Mellon Trust Company, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEAN FOODS COMPANY

By:	/s/ Kristy N. Waterman
Name:	Kristy N. Waterman
Title:	Vice President, Chief Counsel - Corporate

Date: March 2, 2015

Index to Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of February 25, 2015, between Dean Foods Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Satisfaction and Discharge of Indenture, dated as of February 25, 2015, between Dean Foods Company and The Bank of New York Mellon Trust Company, as trustee.